UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒       Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

AILERON THERAPEUTICS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 2(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

AILERON THERAPEUTICS, INC.

12407 N. Mopac Expy. Suite 250 #390

Austin, Texas 78758

(737) 802-1989

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on August 20, 2024

Dear Stockholders:

You are cordially invited to attend the 2024 annual meeting of stockholders of Aileron Therapeutics, Inc. to be held on Tuesday, August 20, 2024 at 9:00 a.m., Eastern Daylight Time. We are very pleased that this year’s annual meeting will be a virtual meeting of stockholders, conducted solely online via live webcast. There is no physical location for the annual meeting. You will be able to attend and participate in the annual meeting online, vote your shares electronically and submit your questions prior to and during the meeting by visiting: www.meetnow.global/M55G7U9. Further information about how to attend the annual meeting online, vote your shares during the meeting and submit questions during the meeting is included in the accompanying proxy statement.

At the annual meeting, stockholders will consider and vote on the following matters:

1.	The election of two Class I directors to serve for a term expiring at the 2027 annual meeting of stockholders and until his successor has been duly elected and qualified;

2.	A non-binding, advisory vote to approve named executive officer compensation;

3.	The ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and

4.	The transaction of any other business that may properly come before the annual meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on June 26, 2024, will be entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof.

We have elected to provide access to our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules. We believe that providing our proxy materials over the Internet expedites stockholders’ receipt of proxy materials, lowers costs, and reduces the environmental impact of our annual meeting.

We encourage all stockholders to attend the annual meeting. Whether or not you expect to attend the annual meeting online, please vote your shares to ensure your representation and the presence of a quorum at the annual meeting. Your vote is important regardless of the number of shares you own. If your shares are held in “street name,” that is, held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted. Please review the instructions on each of your voting options described in the proxy statement.

A list of registered stockholders as of the close of business on June 26, 2024 will be available for examination by any stockholder for any purpose germane to the annual meeting for a period of 10 days prior to the annual meeting. If you wish to view this list, please contact our Corporate Secretary at Aileron Therapeutics, Inc., 12407 N. Mopac Expy. Suite 250 #390, Austin, Texas 78758, Attention: Corporate Secretary.

Thank you for your ongoing support and continued interest in Aileron Therapeutics, Inc.

By Order of the Board of Directors,

/s/ Brian Windsor, Ph.D.
Brian Windsor, Ph.D.
President and Chief Executive Officer

Austin, Texas

July 9, 2024

Important Notice Regarding Internet Availability of Proxy Materials: The attached proxy statement and our 2023 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, are available at www.envisionreports.com/ALRN-AM. These documents are also available to any stockholder who wishes to receive a paper copy by calling 1-866-641-4276, or by emailing investorvote@computershare.com with “Proxy Materials Aileron Therapeutics” in the subject line, or by submitting a request over the Internet at www.envisionreports.com/ALRN-AM.

AILERON THERAPEUTICS, INC.

12407 N. Mopac Expy. Suite 250 #390

Austin, Texas 78758

(737) 802-1989

PROXY STATEMENT

2024 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on August 20, 2024

INFORMATION CONCERNING SOLICITATION AND VOTING

This proxy statement (the “Proxy Statement”) and the proxy card (the “Proxy Card”) are being furnished in connection with the solicitation of proxies by the board of directors (the “Board”) of Aileron Therapeutics, Inc. for use at the annual meeting of stockholders to be held on Tuesday, August 20, 2024, at 9:00 a.m., Eastern Daylight Time (the “Annual Meeting”), and any adjournment thereof. The Annual Meeting will be held in a virtual meeting format only via the Internet. At the Annual Meeting, holders (“Stockholders”) of shares of common stock (“Common Stock”) of Aileron Therapeutics, Inc. at the close of business on June 26, 2024 (the “Record Date”) will be able to attend, vote and submit questions by visiting www.meetnow.global/M55G7U9. Stockholders do not need to register to attend the Annual Meeting. Stockholders who hold their shares through an intermediary, such as a bank or broker, who wish to attend the Annual Meeting must submit proof of their legal proxy reflecting their holdings and their name and email address to our transfer agent no later than 5:00 p.m. Eastern Daylight Time on August 15, 2024. Stockholders will receive a confirmation of their registration by email after our transfer agent receives their registration materials. Further information about how to attend the Annual Meeting online, vote your shares of Common Stock during the Annual Meeting and submit questions during the Annual Meeting is included in this Proxy Statement.

Except where the context otherwise requires, references to “Aileron Therapeutics,” “the Company,” “we,” “us,” “our,” and similar terms refer to Aileron Therapeutics, Inc.

The Board is using this Proxy Statement to solicit proxies for use at the Annual Meeting. This Proxy Statement summarizes information about the proposals to be considered at the Annual Meeting and other information you may find useful in determining how to vote. All properly submitted proxies will be voted in accordance with the instructions contained in those proxies.

Instead of mailing a paper copy of this Proxy Statement and our Annual Report to Stockholders for the fiscal year ended December 31, 2023 (the “Annual Report” and, together with this Proxy Statement, the “Proxy Materials”), we are providing access to our Proxy Materials over the Internet under the “notice and access” rules of the Securities and Exchange Commission (the “SEC”). As a result, we are mailing Stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of paper copies of the Proxy Materials. We are mailing the Notice on or about July 9, 2024, and it contains instructions on how to access the Proxy Materials over the Internet. The Notice also contains instructions on how Stockholders can receive a paper copy of the Proxy Materials.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be Held on August 20, 2024:

This Proxy Statement and the Annual Report are available for viewing, printing, and downloading at www.envisionreports.com/ALRN-AM.

A copy of the Annual Report, except for exhibits, will be furnished without charge to any Stockholder upon written or oral request to Aileron Therapeutics, Inc., 12407 N. Mopac Expy. Suite 250 #390, Austin, Texas 78758, or by calling 1-866-641-4276, by emailing investorvote@computershare.com with “Proxy Materials Aileron Therapeutics” in the subject line, or by submitting a request over the Internet at www.envisionreports.com/ALRN-AM. This Proxy Statement and the Annual Report are also available on the SEC’s website at www.sec.gov.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Q.	Why did I receive these Proxy Materials?

A.

The Board has made the Proxy Materials available to you in connection with the solicitation of proxies for use at the Annual Meeting to be held on Tuesday, August 20, 2024, at 9:00 a.m., Eastern Daylight Time. As a holder of Common Stock, you are invited to attend the Annual Meeting online and are requested to vote on the items of business described in this Proxy Statement. This Proxy Statement includes information that we are required to provide to you under SEC rules and is designed to assist you in voting your shares of Common Stock.

Q.	Why did I receive a Notice in the mail regarding the Internet availability of Proxy Materials instead of a complete set of Proxy Materials?

A.

In accordance with SEC rules, we may furnish the Proxy Materials to Stockholders by providing access to such documents on the Internet instead of mailing printed copies. If you would like to receive a paper copy of the Proxy Materials, you should follow the instructions for requesting such materials in the Notice. The Proxy Materials are available for viewing, printing, and downloading on the Internet at www.envisionreports.com/ALRN-AM.

Q.	What is the purpose of the Annual Meeting?

A.	At the Annual Meeting, Stockholders will consider and vote on the following matters:

1.	The election of two Class I directors to serve until the 2027 annual meeting of stockholders and until his successor has been duly elected and qualified (Proposal 1);

2.	A non-binding, advisory vote to approve named executive officer compensation (Proposal 2);

3.	The ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 (Proposal 3); and

4.	The transaction of any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

As of the date of this Proxy Statement, we are not aware of any business to come before the Annual Meeting other than the first three items noted above.

Q.	How can I attend the Annual Meeting?

A.

The Annual Meeting will be held in a virtual meeting format only via the Internet. At our virtual Annual Meeting, Stockholders will be able to attend, vote and submit questions by visiting www.meetnow.global/M55G7U9.

If you are a stockholder of record (i.e., you hold your shares of Common Stock through our transfer agent, Computershare Trust Company, N.A. (“Computershare”)), you do not need to register to attend the Annual Meeting. Please follow the instructions in the Notice.

If you hold your shares of Common Stock through an intermediary, such as a bank, or broker, then you shares are held in “street name” and you must register in advance to attend the Annual Meeting. In this case, your Notice will be sent to you by that organization. The organization holding your shares of Common Stock is considered the stockholder of record for purposes of voting at the Annual Meeting. To register to attend the Annual Meeting, you must submit proof of your legal proxy reflecting your holdings and your name and email address to Computershare no later than 5:00 p.m. Eastern Daylight Time on August 15, 2024. You will receive a confirmation of your registration by email after we receive your registration materials. Requests for registration should be directed to Computershare as follows:

By email: Forward the e-mail from your bank or broker, or attach an image of your legal proxy to:

legalproxy@computershare.com

By mail:

Computershare ALRN Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

Q.	Who can vote at the Annual Meeting?

A.

To be entitled to vote, you must have been a stockholder of record of Common Stock at the close of business on June 26, 2024. There were 21,614,847 shares of Common Stock outstanding and entitled to vote at the Annual Meeting as of the Record Date.

There were also 12,232 shares of Series X Non-Voting Preferred Stock (“Series X Preferred Stock”) outstanding as of the Record Date. The Series X Preferred Stock is convertible into shares of Common Stock at a rate of 1,000 shares of Common Stock for every one share of Series X Preferred Stock that is converted. Except as otherwise required by law, the Series X Preferred Stock does not have voting rights.

Q.	How many votes do I have?

A.	Each share of Common Stock that you own as of the Record Date will entitle you to one vote on each matter considered at the Annual Meeting.

Q.	How do I vote?

A.

If you are the “stockholder of record” of your shares of Common Stock, meaning that your shares of Common Stock are registered in your name in the records of our transfer agent, Computershare, you may vote your shares of Common Stock by proxy prior to the Annual Meeting or online at the Annual Meeting as follows:

1.

Online Prior to the Annual Meeting: To vote online prior to the Annual Meeting, please go to the following website: www.envisionreports.com/ALRN-AM. Follow the instructions at that site for submitting your proxy electronically. If you vote online, you do not need to complete and mail your proxy card or vote your proxy by telephone. You must specify how you want your shares of Common Stock voted, or your online vote cannot be completed, and you will receive an error message. You must submit your online proxy before 11:59 p.m., Eastern Daylight Time, on August 19, 2024, the day before the Annual Meeting, for your proxy to be valid and your vote to count.

2.

By Telephone: To vote by telephone, please call 1-(800) 652-VOTE (8683) and follow the instructions provided in the Notice and on the Proxy Card. You do not need to complete and mail the Proxy Card or vote your proxy over the Internet if you vote by telephone. You must specify how you want your shares of Common Stock voted and confirm your vote at the end of the call, or your telephone vote cannot be completed. You must submit your telephonic proxy before 11:59 p.m., Eastern Daylight Time, on August 19, 2024, the day before the Annual Meeting, for your proxy to be valid and your vote to count.

3.

By Mail: To vote by mail, you must request printed copies of the Proxy Materials and mark, sign and date the Proxy Card and then mail the Proxy Card in accordance with the instructions on the Proxy Card. If you vote by mail, you do not need to vote your proxy over the Internet or telephone. Computershare must receive the Proxy Card not later than 5:00 p.m., Eastern Daylight Time, on August 19, 2024, the day before the Annual Meeting, for your proxy to be valid and your vote to count. If you return the Proxy Card but do not specify how you want your shares of Common Stock voted on any particular matter, they will be voted in accordance with the recommendations of the Board.

4.

During the Annual Meeting: If you attend the Annual Meeting, you may vote online during the Annual Meeting. You will need your control number included on the Proxy Card to be able to vote during the Annual Meeting. If you vote by proxy prior to the Annual Meeting and choose to attend the Annual Meeting online, there is no need to vote again during the Annual Meeting unless you wish to change your vote.

If your shares of Common Stock are held in “street name,” meaning they are held for your account by an intermediary, such as a bank or broker, then you are deemed to be the beneficial owner of your shares of Common Stock, and the bank or broker that holds the shares for you is the record holder and is required to vote the shares it holds on your behalf according to your instructions. The Proxy Materials and voting and revocation instructions should have been forwarded to you by the bank or broker that holds your shares of Common Stock. To vote your shares of Common Stock, you will need to follow the instructions that your bank or broker provides you. Many brokers solicit voting instructions over the Internet or by telephone. The voting deadlines and availability of telephone and Internet voting for beneficial owners of shares held in “street name” will depend on the voting processes of the bank or broker that holds your shares of Common Stock. Therefore, we urge you to carefully review and follow the voting instructions and any other materials that you receive from that organization.

If you do not give instructions to your bank or broker, we expect that your bank or broker will have discretionary voting authority with respect to Proposal 3. Accordingly, we expect your bank or broker may vote your shares of Common Stock in its discretion with respect to Proposal 3, even if you do not give voting instructions on Proposal 3.

However, under applicable stock exchange rules that regulate voting by registered brokerage firms, brokerage firms do not have discretionary voting authority with respect to Proposals 1 and 2. Accordingly, if you do not give your bank or broker voting instructions on Proposals 1 and 2, your bank or broker may not vote your shares of Common Stock with respect to these matters, and your shares of Common Stock will be counted as “broker non-votes” concerning Proposals 1 and 2. Broker non-votes occur when your bank or broker or other nominee submits a proxy for your shares of Common Stock (because the broker or other nominee has received instructions from you on one or more proposals, but not all proposals, or has not received instructions from you but has discretionary voting authority with respect to a particular matter) but does not indicate a vote for a particular proposal because the broker or other nominee either does not have the authority to vote on that proposal and has not received voting instructions from you, or has discretionary authority but chooses not to exercise it.

You are welcome to attend the Annual Meeting regardless of whether your shares of Common Stock are held in street name. However, you may not attend the Annual Meeting if you hold shares in street name unless you register with a legal proxy as described above. You must also obtain a legal proxy executed in your favor from the holder of record (i.e., your bank or broker) to vote shares held in street name during the Annual Meeting. A legal proxy is not the form of proxy included with this Proxy Statement. If you hold your shares of Common Stock in “street name,” you must request a legal proxy from your bank, broker, or other nominee to attend the Annual Meeting or vote during the Annual Meeting.

Even if you plan to attend the Annual Meeting, we urge you to vote your shares of Common Stock by proxy in advance of the Annual Meeting so that if you should become unable to attend the Annual Meeting, your shares of Common Stock will be voted as directed by you.

Q.	Can I change my vote?

A.

If your shares of Common Stock are registered directly in your name, you may revoke your proxy and change your vote at any time before the vote is taken at the Annual Meeting. To do so, you must do one of the following:

1.	Vote over the Internet or by telephone prior to the Annual Meeting as instructed above. Only your latest Internet or telephone vote is counted.

2.	Sign and return a new Proxy Card. Only your latest dated and timely received Proxy Card will be counted.

3.

Attend the Annual Meeting online and vote during the Annual Meeting as instructed above. Attending the Annual Meeting online will not alone revoke your Internet vote, telephone vote, or Proxy Card submitted by mail, as the case may be.

4.	Give our Corporate Secretary written notice before or at the Annual Meeting that you want to revoke your proxy.

If your shares of Common Stock are held in “street name,” you may submit new voting instructions by contacting your bank or broker or other nominee. You may also vote online at the Annual Meeting if you obtain a legal proxy, as described in the answer above.

Q.	How do I submit a question at the Annual Meeting?

A.	You may submit a question before and during the Annual Meeting online by visiting www.meetnow.global/M55G7U9.

Q.	How many shares must be represented to have a quorum and hold the Annual Meeting?

A.

A majority of shares of Common Stock outstanding at the Record Date must be present or represented by proxy to hold the Annual Meeting. This is called a quorum. To determine whether a quorum exists, we count as present any shares of Common Stock that are voted over the Internet, by telephone, by completing and submitting a Proxy Card by mail, or that are represented at the Annual Meeting. Shares of Common Stock present virtually during the Annual Meeting will be considered shares of Common Stock represented at the Annual Meeting. Further, for purposes of establishing a quorum, we will count as present any shares of Common Stock that a Stockholder holds even if the Stockholder votes to abstain or only votes on one of the proposals. In addition, we will count as present any shares of Common Stock counted as broker non-votes for the purpose of establishing a quorum. If a quorum is not present, we expect to adjourn the Annual Meeting until we obtain a quorum.

Q.	What vote is required to approve each matter, and how are votes counted?

A.

Proposal 1 – Election of Class I Directors

A nominee will be elected as a director at the Annual Meeting if the nominee receives a plurality of the votes cast by Stockholders entitled to vote at the Annual Meeting. Shares of Common Stock held in street name by a bank, broker or other nominee who indicate on their proxies that they do not have authority to vote on the shares on Proposal 1 will not be counted as votes FOR or WITHHELD from any director nominee and will be treated as broker non-votes.

Broker non-votes will have no effect on the voting on Proposal 1.

You may:

•	vote FOR all nominees;

•	vote FOR one or more nominees and WITHHOLD your vote from the other nominee or nominees; or

•	WITHHOLD your vote from all nominees.

Votes that are withheld will not be included in the vote tally for the election of directors and will not affect the vote results.

Proposal 2 – Advisory Vote on the Compensation of our Named Executive Officers

The affirmative vote of the Stockholders representing a majority of the votes cast on the matter is required to approve the compensation of our named executive officers as described in this Proxy Statement. Shares of Common Stock held in street name by a bank, broker or other nominee who indicate on their proxies that they do not have authority to vote the shares on Proposal 2 will not be counted as votes FOR or AGAINST Proposal 2 and will be treated as broker non-votes. Broker non-votes will have no effect on the voting on Proposal 2. If you vote to ABSTAIN on Proposal 2, your shares of Common Stock will not be voted FOR or AGAINST the proposal and will also not be counted as votes cast of shares voting on Proposal 2. As a result, voting to ABSTAIN will have no effect on the voting on Proposal 2.

As an advisory vote, this proposal is not binding. The outcome of this advisory vote will not overrule any decision by us or the Board (or any committee thereof). However, the Board and the Compensation Committee of the Board (the “Compensation Committee”) value the opinions expressed by our Stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions.

Proposal 3 – Ratification of the Appointment of Independent Registered Public Accounting Firm

The affirmative vote of the Stockholders representing a majority of the votes cast on the matter is required to ratify the appointment of Marcum LLP as our independent registered public accounting firm for the year ending December 31, 2024. If your shares of Common Stock are held by a bank, broker or other nominee and you do not timely provide voting instructions with respect to your shares of Common Stock, we expect that your bank, broker or other nominee will have the authority to vote your shares of Common Stock on Proposal 3. If you vote to ABSTAIN on Proposal 3, your shares of Common Stock will not be voted FOR or AGAINST the proposal and will also not be counted as votes cast or shares voting on Proposal 3. As a result, voting to ABSTAIN will have no effect on the voting on Proposal 3.

Q.	Who will count the vote?

A.	The votes will be counted, tabulated, and certified by Computershare.

Q.	How does the Board recommend that I vote on the proposals?

A.	The Board recommends that you vote:

FOR the election of the nominees to serve as Class I directors, to serve until the 2027 annual meeting of stockholders, and until his successor has been duly elected and qualified;

FOR the approval of the compensation of our Named Executive Officers; and

FOR the ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

Q.	Are there other matters to be voted on at the Annual Meeting?

A.

We do not know of any matters that may come before the Annual Meeting other than Proposals 1, 2, and 3. If any other matters are properly presented at the Annual Meeting, the persons named in the accompanying proxy, Brian Windsor, Ph.D. and Timothy M. Cunningham, intend to vote or otherwise act in accordance with their judgment on the matter.

Q.	Where can I find the voting results?

A.

We plan to announce preliminary voting results at the Annual Meeting and will report final voting results in a Current Report on Form 8-K filed with the SEC within four business days following the date of the Annual Meeting.

Q.	What are the costs of soliciting these proxies?

A.

We will bear the cost of soliciting proxies. We have retained Alliance Advisors to assist us in the solicitation of proxies for an aggregate fee of $16,000. In addition to solicitation by mail, our directors, officers, and employees may solicit proxies by telephone, e-mail, facsimile, and in person without additional compensation. We may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company,” meaning that the market value of our Common Stock held by non-affiliates is less than $700.0 million, and our annual revenue was less than $100.0 million during our most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our Common Stock held by non-affiliates is less than $250.0 million or (ii) our annual revenue was less than $100.0 million during the most recently completed fiscal year and the market value of our Common Stock held by non-affiliates is less than $700.0 million. As a smaller reporting company, we may rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and smaller reporting companies have reduced disclosure obligations regarding executive compensation.

MATTERS TO BE VOTED ON

Proposal 1: Election of Directors

Our restated certificate of incorporation, as amended, provides for a classified board of directors. This means the Board is divided into three classes, with each class having as nearly as possible an equal number of directors. The term of service of each class of directors is staggered so that the term of one class expires at each annual meeting of the stockholders.

The Board currently consists of six members, divided into three classes as follows:

•	Class I is comprised of Brian Windsor, Ph.D. and Alan A. Musso, each with a term ending at the Annual Meeting;

•	Class II is comprised of William C. Fairey, with his term ending at the 2025 annual meeting of stockholders; and

•	Class III is comprised of Manuel C. Alves Aivado, M.D., Ph.D., Reinhard J. Ambros, Ph.D., and Josef H. von Rickenbach, each with a term ending at the 2026 annual meeting of stockholders.

At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring. The Board, on the recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”), has nominated Brian Windsor, Ph.D. and Alan A. Musso for re-election as Class I directors, with a term ending at the 2027 annual meeting of stockholders.

Unless otherwise instructed in the proxy, all proxies will be voted “FOR” the election of Dr. Windsor and Mr. Musso to three-year terms ending at the 2027 annual meeting of stockholders, each such nominee to hold office until his successor has been duly elected and qualified. Dr. Windsor and Mr. Musso have indicated a willingness to continue to serve as a director if elected. In the event that Dr. Windsor and Mr. Musso should be unable to serve, discretionary authority is reserved for the named proxy holders to vote for a substitute or to reduce the number of directors to be elected.

Each of Dr. Windsor and Mr. Musso will be elected as a director at the Annual Meeting if he receives a plurality of the votes cast by Stockholders entitled to vote at the Annual Meeting.

Set forth below are the names of and certain information for each Board member, including the nominees for election as Class I directors. The information presented includes each director and nominee’s principal occupation and business experience for the past five years and the names of other public companies of which he has served as a director during the past five years.

Nominees for Election as Class I Directors

Brian Windsor, Ph.D. has served as our President, Chief Executive Officer, and as a member of the Board since March 2024. Prior to becoming President and Chief Executive Officer, Dr. Windsor served as our President and Chief Operating Officer from October 2023 to March 2024. From July 2013 to October 2023, Dr. Windsor served as President, Chief Executive Officer and a director of Lung Therapeutics, Inc. (“Lung”), which was acquired by us in October 2023 (the “Lung Acquisition”). From September 2019 to March 2022, Dr. Windsor served as a director and the Chief Science Officer of TFF Pharmaceuticals, Inc., a public biopharmaceutical company that Lung spun out into an independent company. From January 2018 to March 2022, Dr. Windsor provided consulting services to TFF Pharmaceuticals, Inc. in the areas of science and technology. From November 2009 to March 2013, Dr. Windsor served as President of Enavail, LLC, a specialty pharmaceutical manufacturing company, where he oversaw all aspects of the company’s pharmaceutical drug development. Before joining Enavail, Dr. Windsor directed portfolio company management for Emergent Technologies, Inc., an early stage technology venture creation and management company, where he served as managing director or president for ten portfolio companies. Dr. Windsor holds a B.S. and a Ph.D. in molecular biology from The University of Texas at Austin. We believe Dr. Windsor is qualified to serve on the Board due to his scientific knowledge, extensive management and financial experience in the life sciences industry.

Alan A. Musso has served as a member of the Board since October 2023. Since August 2023, Mr. Musso has served as the chief financial officer of Fulcrum Therapeutics, a public clinical-stage biopharmaceutical company focused on improving the lives of patients with genetically defined rare diseases in areas of high unmet medical need. Previously, he served as the chief financial officer of ReViral Ltd., a privately held, clinical-stage biopharmaceutical company focused on discovering, developing, and commercializing novel antiviral therapeutics that target respiratory syncytial virus (RSV), that was acquired by Pfizer Inc. in June 2022, from October 2019 until September 2022. Prior to ReViral, from September 2018 to September 2019, Mr. Musso was the chief financial officer and treasurer at Peloton Therapeutics Inc., a company focused on the development of novel small molecule therapeutic candidates for the treatment of cancer. While at Peloton, Mr. Musso helped to prepare the company for an initial public offering until the company was acquired by Merck & Co. in July 2019. Prior to Peloton, from November 2014 to August 2018, Mr. Musso served as the chief financial officer and treasurer at Bellicum Pharmaceuticals, Inc., a public biotechnology company focused on discovering and developing novel, controllable cellular immunotherapies for various forms of cancer. Prior to Bellicum, from February 2002 to November 2014, Mr. Musso served in various positions at Targacept, Inc., a public biopharmaceutical company. Mr. Musso spent the early part of his career as a senior internal auditor for Pfizer as well as a certified public accountant for KPMG International. Mr. Musso served as a member of the board of directors of Lung from April 2022 until the closing of the Lung Acquisition in October 2023. Mr. Musso holds a B.S. in accounting from Saint Mary’s College of California, and a Master’s Degree from the Thunderbird School of Global Management. We believe Mr. Musso is qualified to serve on the Board due to his extensive management and financial experience in the life sciences industry.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF BRIAN WINDSOR, PH.D. AND ALAN A. MUSSO AS CLASS I DIRECTORS.

Class II Directors (Term Expires at 2025 Annual Meeting of Stockholders)

William C. Fairey has served as a member of the Board since October 2023. Mr. Fairey served as executive vice president and chief commercial officer of MyoKardia, Inc., a clinical-stage biopharmaceutical company discovering and developing targeted therapies for the treatment of serious cardiovascular diseases, from January 2019 to November 2020 prior to its acquisition by Bristol Myers Squibb in October 2020. Prior to MyoKardia, from January 2018 to January 2019, Mr. Fairey served as executive vice president and chief operating officer of ChemoCentryx, Inc., a public biopharmaceutical company focused on discovering, developing and commercializing orally administered therapeutics to treat autoimmune diseases, inflammatory disorders and cancer. During that time, Mr. Fairey was responsible for the sales, marketing, medical affairs and market access functions, including commercialization of late stages compounds. Prior to ChemoCentryx, Mr. Fairey served in various roles at Actelion Pharmaceuticals Ltd., a pharmaceutical company, and its subsidiaries, from January 2001 to December 2017. Actelion was acquired by Johnson & Johnson in 2017. Mr. Fairey has served on the board of directors of Mirum Pharmaceuticals, Inc., a public biopharmaceutical company focused on the identification, acquisition, development and commercialization of novel therapies for debilitating rare and orphan diseases, since August 2021 and on the board of directors of Ascendis Pharma A/S, a public biopharmaceutical company organized under the laws of the Kingdom of Denmark, since August 2022. Mr. Fairey served as a member of the board of directors of Lung from August 2021 until the closing of the Lung Acquisition in October 2023. Mr. Fairey holds a B.S. in biology from the University of Oregon and an M.B.A. from Saint Mary’s College of California. We believe Mr. Fairey is qualified to serve on the Board due to his significant experience in the life sciences industry and his experience on corporate boards of public companies.

Class III Directors (Term Expires at 2026 Annual Meeting of Stockholders)

Manuel C. Alves Aivado, M.D., Ph.D., has served as a member of the Board since September 2018. Previously, Dr. Aivado served as our Chief Executive Officer from September 2018 to March 2024, as our President from September 2018 to October 2023, and Senior Vice President, Chief Medical Officer from September 2014 to September 2018. From March 2012 to September 2014, Dr. Aivado served as vice president of clinical development and pharmacovigilance at Taiho Oncology, Inc., a pharmaceutical company. From October 2006 to March 2012, Dr. Aivado served as senior medical director in the clinical development group at GlaxoSmithKline, Inc., a global pharmaceutical company. Dr. Aivado has also served as an instructor in medicine at Beth Israel Deaconess Medical Center/Harvard Medical School. Prior to his industry experience, Dr. Aivado practiced clinical medicine in Germany for nearly ten years. During that time, he was awarded the Dr. Mildred Scheel cancer research scholarship award in 2002. Dr. Aivado is a German board-certified physician for internal medicine, hematology, and medical oncology. He received an M.D. and Ph.D. from the Medical School of the University of Dusseldorf in Germany. We believe that Dr. Aivado is qualified to serve on the Board due to his previous service as our President and Chief Executive Officer, previous role as our Chief Medical Officer, extensive knowledge of our company, and significant background in pharmaceutical research and development.

Reinhard J. Ambros, Ph.D. has served as a member of the Board since June 2013. From 2005 until 2017, Dr. Ambros served as global head of Novartis Venture Funds, a globally acting corporate biotechnology venture fund. Prior to that, from 1999 until 2005, he served as head of group strategic planning and as global head of business development and licensing for cardiovascular and metabolic diseases at Novartis AG, a multinational pharmaceutical company. He currently serves on the boards of several biotechnology companies in Europe and the U.S. He also served as advisor to German and Swiss Government Biotechnology Funds. Dr. Ambros received an M.S. from the University of Regensburg, Germany, and a Ph.D. in medicinal chemistry and pharmacology from the University of Regensburg, Germany. We believe Dr. Ambros is qualified to serve on the Board due to his management experience in the biotechnology sector and his service on other boards of directors.

Josef H. von Rickenbach has served as a member of the Board since June 2019. Mr. von Rickenbach has served as managing director of Stet Vision LLC, a life sciences business advisory firm, since December 2018. Mr. von Rickenbach served as a director of NextGen Acquisition Corp. II, a special purpose acquisition company, from March 2021 until its merger with Virgin Holdings, Inc. on December 2021, and as a director of NextGen Acquisition Corporation, a special purpose acquisition company, from October 2020 until its merger with Xos Inc. in August 2021. He co-founded and served as President and Chief Executive Officer of HelioVision, Inc., a biotechnology company, from April 2017 until its acquisition by Aldeyra Therapeutics, Inc. in February 2019. Previously, Mr. von Rickenbach was a founder of Parexel International Corporation, a global clinical research organization and biopharmaceutical services company, in 1982 and served as a director, chairman of the board, and Chief Executive Officer of Parexel from 1983 until the company’s acquisition by Pamplona Capital Management, LLP in September 2017. Mr. von Rickenbach received an M.B.A. from Harvard Business School and a B.A. in business economics from the University of Lucerne in Switzerland. We believe Mr. von Rickenbach is qualified to serve on the Board due to his management experience in the biotechnology sector, his decades of experience in drug development, and his service on other boards of directors.

The information presented above regarding the specific experience, qualifications, attributes, and skills of each director and nominee led our Nominating and Corporate Governance Committee and the Board to conclude that they should each serve as a director. In addition, we believe that all of our directors and nominees possess the attributes or characteristics described in “Corporate Governance Matters—Director Nomination Process” that the Nominating and Corporate Governance Committee expects of each director. There are no family relationships among any of our directors, nominees for director, or executive officers.

Proposal 2: Advisory Vote to Approve Named Executive Officer Compensation

We are providing our Stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of the executive officers named in the Summary Compensation Table under “Executive and Director Compensation,” who we refer to as our “Named Executive Officers,” as disclosed in this Proxy Statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay,” is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Section 14A of the Exchange Act also requires that Stockholders have the opportunity to cast an advisory vote with respect to whether future executive compensation advisory votes will be held every one, two or three years. At the 2023 annual meeting of stockholders held on February 28, 2024, our Stockholders, on a non-binding advisory basis, voted in favor of “1 Year” for the frequency of future advisory votes to approve our named executive officer compensation. Based on the results of the vote, and consistent with the Board’s recommendation, we will hold a non-binding advisory vote on the compensation of our Named Executive Officers every one year until the next required non-binding advisory vote on the frequency of such votes, which is anticipated to occur no later than the 2029 annual meeting of stockholders.

Our executive compensation programs are designed to attract, motivate, and retain our executive officers, who are critical to our success. Under these programs, our Named Executive Officers are rewarded for the achievement of our near-term and longer-term financial and strategic goals and for driving corporate financial performance and stability. The programs contain elements of cash and equity-based compensation and are designed to align the interests of our executives with those of our stockholders.

The “Executive and Director Compensation” section of this Proxy Statement beginning on page 22 describes in detail our executive compensation programs and the decisions made by the Compensation Committee and the Board with respect to the year ended December 31, 2023. Our executive compensation program embodies a pay-for-performance philosophy that supports our business strategy and aligns the interests of our executives with our stockholders.

The Board believes the link between compensation and the achievement of our near- and long-term business goals can help drive our performance over time. At the same time, we believe our compensation programs do not encourage excessive risk-taking by management.

The Board is asking Stockholders to approve a non-binding advisory vote on the following resolution:

RESOLVED, that the compensation paid to the company’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, the compensation tables and any related material disclosed in this Proxy Statement, is hereby approved.

As an advisory vote, this proposal is not binding. The outcome of this advisory vote does not overrule any decision by the Company or the Board (or any committee thereof), create or imply any change to the fiduciary duties of the Company or the Board (or any committee thereof), or create or imply any additional fiduciary duties for the Company or the Board (or any committee thereof). However, the Compensation Committee and the Board value the opinions expressed by our Stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for Named Executive Officers.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

Proposal 3: Ratification of the Appointment of Independent Registered Public Accounting Firm

On January 10, 2024, the Audit Committee of the Board (the “Audit Committee”) appointed the firm of Marcum LLP (“Marcum”), an independent registered public accounting firm, as independent auditors for the fiscal year ended December 31, 2023. The Audit Committee has further appointed Marcum as independent auditors for the fiscal year ending December 31, 2024. Prior to the appointment of Marcum, PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) served as our independent registered public accounting firm. On October 30, 2023, the Audit Committee dismissed PricewaterhouseCoopers from service as our independent registered public accounting firm.

The report of PricewaterhouseCoopers on our financial statements for the fiscal years ended December 31, 2022 and 2021 included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principle. The report included an explanatory paragraph indicating that there was substantial doubt about our ability to continue as a going concern.

During the years ended December 31, 2022 and 2021, and the subsequent interim period from January 1, 2023 to October 30, 2023, there were:

(i) no “disagreements” (as that term is defined in Item 303(a)(1)(iv) of Regulation S-K and the related instructions) between us and PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure, or audit scope or procedures, which disagreements, if not resolved to PricewaterhouseCoopers’ satisfaction, would have caused PricewaterhouseCoopers to make reference in connection with its opinion to the subject matter of the disagreement, and

(ii) no “reportable events,” as that term is described in Item 304(a)(1)(v) of Regulation S-K and the related instructions.

Although stockholder approval of the Audit Committee’s appointment of Marcum as independent registered public accounting firm for the fiscal year ending December 31, 2024 is not required by law, the Board believes that it is advisable to give Stockholders an opportunity to ratify this appointment. If this proposal is not approved at the Annual Meeting, the Audit Committee will reconsider its appointment of Marcum. Marcum has no direct or indirect material financial interest in the Company or its subsidiaries.

Representatives of Marcum are expected to attend the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from our Stockholders.

Audit Fees and Services

On January 10, 2024, the Audit Committee appointed Marcum as our independent registered public accounting firm for the fiscal year ended December 31, 2023 and the Company formally engaged Marcum on January 9, 2024. Prior to the appointment of Marcum, PricewaterhouseCoopers served as our independent registered public accounting firm. On October 30, 2023, the Audit Committee dismissed PricewaterhouseCoopers from service as our independent registered public accounting firm, effective as of the closing of the Lung Acquisition.

Marcum was our independent registered public accounting firm for the year ended December 31, 2023 and the following table summarizes the fees of Marcum for such period. All such services and fees were pre-approved by the Audit Committee in accordance with the “Pre-Approval Policies and Procedures” described below.

Fee Category	2023
Audit Fees (1)	$540,750
Total Fees	$540,750

(1)	“Audit Fees” consist of fees for the audit of our annual financial statements.

PricewaterhouseCoopers was our independent registered public accounting firm for the year ended December 31, 2022 and the subsequent interim period from January 1, 2023 to October 31, 2023. The following table summarizes the fees of PricewaterhouseCoopers for the year ended December 31, 2022 as well as the subsequent interim period from January 1, 2023 to October 31, 2023. All such services and fees were pre-approved by the Audit Committee in accordance with the “Pre-Approval Policies and Procedures” described below.

Fee Category	2023	2022
Audit Fees (1)	$214,100	$546,200
All Other Fees (2)	$2,125	$3,081
Total Fees	$216,225	$549,281

(1)

“Audit Fees” consist of fees for the audit of our annual financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q and other professional services provided in connection with regulatory filings or engagements.

(2)	“All Other Fees” consist of database subscription fees paid to PricewaterhouseCoopers.

Pre-Approval Policies and Procedures

The Audit Committee has adopted procedures requiring the pre-approval of all non-audit services performed by our independent registered public accounting firm in order to assure that these services do not impair the auditor’s independence. These procedures generally approve the performance of specific services subject to a cost limit for all such services. This general approval is to be reviewed, and if necessary modified, at least annually. Management must obtain the specific prior approval of the Audit Committee for each engagement of the independent registered public accounting firm to perform other audit-related or other non-audit services. The Audit Committee does not delegate its responsibility to approve services performed by the independent registered public accounting firm to any member of management. The Audit Committee has delegated authority to the Chair of the Audit Committee to pre-approve any audit or non-audit service to be provided to us by our independent registered public accounting firm provided that the fees for such services do not exceed $100,000. Any approval of services by the Chair of the Audit Committee pursuant to this delegated authority must be reported to the Audit Committee at the next meeting of the committee.

The standard applied by the Audit Committee, or the Chair of the Audit Committee, in determining whether to grant approval of any type of non-audit service, or of any specific engagement to perform a non-audit service, is whether the services to be performed, the compensation to be paid therefore and other related factors are consistent with the independent registered public accounting firm’s independence under guidelines of the SEC and applicable professional standards. Relevant considerations include whether the work product is likely to be subject to, or implicated in, audit procedures during the audit of our financial statements, whether the independent registered public accounting firm would be functioning in the role of management or in an advocacy role, whether the independent registered public accounting firm’s performance of the service would enhance our ability to manage or control risk or improve audit quality, whether such performance would increase efficiency because of the independent registered public accounting firm’s familiarity with our business, personnel, culture, systems, risk profile and other factors, and whether the amount of fees involved, or the non-audit services portion of the total fees payable to the independent registered public accounting firm in the period would tend to reduce the independent registered public accounting firm’s ability to exercise independent judgment in performing the audit.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF MARCUM LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Election of Directors

The Board is divided into three classes, with members of each class holding office for staggered three-year terms. There are currently two Class I directors (Brian Windsor, Ph.D. and Alan A. Musso), whose terms expire at the Annual Meeting; one Class II director (William C. Fairey), whose term expires at the 2025 annual meeting of stockholders; and three Class III directors (Manuel C. Alves Aivado, M.D., Ph.D., Reinhard J. Ambros, Ph.D. and Josef H. von Rickenbach), whose terms expire at the 2026 annual meeting of stockholders. The Board, on the recommendation of the Nominating and Corporate Governance Committee, has nominated Dr. Windsor and Mr. Musso for re-election as Class I directors, with terms ending at the 2027 annual meeting of stockholders.

Name	Age	Position(s)
Class I Directors
Brian Windsor, Ph.D.	58	President and Chief Executive Officer; Director
Alan A. Musso (1)(2)	62	Director

Class II Director
William C. Fairey (1)(3)	60	Director

Class III Directors
Manuel C. Alves Aivado, M.D., Ph.D.	54	Director
Reinhard J. Ambros, Ph.D. (1)(2)	68	Director
Josef H. von Rickenbach (2)(3)	69	Chairman of the Board of Directors

(1)	Member of the Compensation Committee.
(2)	Member of the Audit Committee.
(3)	Member of the Nominating and Corporate Governance Committee.

Corporate Governance Matters

The Board believes that good corporate governance is important to ensure that the Company is managed for the long-term benefit of stockholders. This section describes key corporate governance guidelines and practices that the Board has adopted. Complete copies of our corporate governance guidelines, committee charters and code of conduct are available on the “Investors & Media—Governance” section of our website, which is located at www.aileronrx.com. Alternatively, you can request a copy of any of these documents by writing us at Aileron Therapeutics, Inc., 12407 N. Mopac Expy. Suite 250 #390, Austin, Texas 78758, Attention: Brian Windsor, Ph.D., President and Chief Executive Officer.

Corporate Governance Guidelines

The Board has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of the Company and our stockholders. These guidelines, which provide a framework for the conduct of the Board’ business, provide that:

•	the principal responsibility of the Board is to oversee our management;

•	a majority of the members of the Board must be independent directors, unless otherwise permitted by the Nasdaq Stock Market (“Nasdaq”) rules;

•	the independent directors meet at least twice a year in executive session;

•	directors have full and free access to management and, as necessary and appropriate, independent advisors;

•	the Nominating and Corporate Governance Committee will oversee an annual self-evaluation of the Board to determine whether it and its committees are functioning effectively; and

•	new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis.

Board Leadership Structure

Our corporate governance guidelines provide that the Nominating and Corporate Governance Committee shall periodically assess the Board’s leadership structure, including whether the offices of Chief Executive Officer and Chair of the Board should be separate. Our guidelines provide the Board with flexibility to determine whether the two roles should be combined or separated based upon our needs and the Board’s assessment of its leadership from time to time. We currently separate the roles of Chief Executive Officer and the Chair of the Board. Separating the duties of the Chair of the Board from the duties of the Chief Executive Officer allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chair of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management. Specifically, the Chair of the Board presides over meetings of the Board, facilitates communications between management and the Board and assists with other corporate governance matters.

The Board has three standing committees that currently consist of, and are chaired by, independent directors. The Board delegates substantial responsibilities to the committees, which then report their activities and actions back to the full Board. We believe that the independent committees of the Board and their chairpersons promote effective independent governance. We believe this structure represents an appropriate allocation of roles and responsibilities for the Company at this time because it strikes an effective balance between management and independent leadership participation in our Board proceedings.

The Board oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-to-day basis. The role of the Board and its committees is to oversee the risk management activities of management. The Board fulfills this duty by discussing with management the policies and practices utilized by management in assessing and managing risks and providing input on those policies and practices. In general, the Board oversees risk management activities relating to business strategy, acquisitions, capital allocation, organizational structure and certain operational risks; the Audit Committee oversees risk management activities related to financial controls and legal and compliance risks; the Compensation Committee oversees risk management activities relating to our compensation policies and practices; and the Nominating and Corporate Governance Committee oversees risk management activities relating to the composition of the Board and management succession planning. Each committee reports to the full Board on a regular basis, including reports with respect to the committee’s risk oversight activities as appropriate. In addition, since risk issues often overlap, committees from time to time request that the full Board discuss particular risks.

Board Determination of Independence

Applicable Nasdaq rules require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, the Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act and compensation committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In order to be considered independent for purposes of Rule 10C-1, the board must consider, for each member of a compensation committee of a listed company, all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: the source of compensation of the director, including any consulting, advisory or other compensatory fee paid by such company to the director; and whether the director is affiliated with the company or any of its subsidiaries or affiliates.

In June 2024, in connection with the Annual Meeting, the Board undertook a review of the composition of the Board and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, the Board determined that each director, with the exception of Dr. Windsor and Dr. Aivado, is an “independent director” as defined under applicable Nasdaq rules, including, in the case of all the members of the Audit Committee, the independence criteria set forth in Rule 10A-3 under the Exchange Act, and in the case of all the members of the Compensation Committee, the independence criteria set forth in Rule 10C-1 under the Exchange Act. In making such determination, the Board considered the relationships that each such non-employee director has with the Company and all other facts and circumstances that the Board deemed relevant in determining his independence, including the beneficial ownership of our capital stock by each non-employee director. Dr. Windsor and Dr. Aivado are not independent directors under these rules because Dr. Windsor is our President and Chief Executive Officer and Dr. Aivado is our former Chief Executive Officer.

Board of Director Meetings and Attendance

The Board held 13 meetings during the year ended December 31, 2023 (“Fiscal 2023”), During Fiscal 2023, each of the directors then in office attended at least 75% of the aggregate of the number of meetings held by the Board during the period which the person has been a director and the number of meetings held by all committees of the Board on which such director then served (during the periods that such person served). Our corporate governance guidelines provide that directors are expected to attend our annual meeting of stockholders. Dr. Aivado and Mr. von Rickenbach attended the 2023 annual meeting of stockholders.

Communicating with our Directors

The Board provides a process for stockholders to send communications to the Board. Any interested party with concerns about the Company may report such concerns to the Board, or the Chair of the Board, or otherwise the Chair of the Nominating and Corporate Governance Committee, by submitting a written communication to the attention of such director at the following address:

c/o Aileron Therapeutics, Inc.

12407 N. Mopac Expy. Suite 250 #390

Austin, Texas 78758

You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party.

A copy of any such written communication may also be forwarded to our legal counsel, and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with our legal counsel, with independent advisors, with non-management directors, or with our management, or may take other action or no action as the director determines in good faith, using reasonable judgment and discretion.

Communications may be forwarded to all directors if they relate to important substantive matters and include suggestions or comments that may be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications.

The Audit Committee oversees the procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls, or auditing matters. We have also established a toll-free telephone number for the reporting of such activity, which is 866-869-5217.

Committees of the Board of Directors

We have established an Audit Committee in accordance with Section 3(a)(58)(A) of the Exchange Act, a Compensation Committee, and a Nominating and Corporate Governance Committee. Each of these committees operates under a charter that has been approved by the Board. A copy of each committee’s charter can be found under the “Investors & Media—Governance” section of our website, located at www.aileronrx.com.

Audit Committee

The current members of the Audit Committee are Reinhard J. Ambros, Ph.D., Alan A. Musso, and Josef H. von Rickenbach. Mr. Musso has served as Chair of the Audit Committee since October 31, 2023. Dr. Ambros, Mr. Musso, and Mr. von Rickenbach were appointed as members of the Audit Committee on October 31, 2023 in connection with the Lung Acquisition. William T. McKee served as a member and chair of the Audit Committee and Jodie P. Morrison served as member of the Audit Committee until their resignations from the Board on October 31, 2023 in connection with the Lung Acquisition. In Fiscal 2023, the Audit Committee met eight times. The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from that firm;

•	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls, and procedures, and code of business conduct and ethics;

•	overseeing our internal audit function, if any;

•	discussing our risk assessment and risk management policies;

•	establishing policies regarding hiring employees from our independent registered public accounting firm and procedures for the receipt and retention of accounting-related complaints and concerns;

•	meeting independently with our internal auditing staff, if any, our independent registered public accounting firm and management;

•	reviewing and approving or ratifying any related person transactions; and

•	preparing the audit committee report required by the SEC rules.

All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by the Audit Committee.

The Board has determined that Mr. Musso is an “audit committee financial expert” as defined in applicable SEC rules and that each of the members of the Audit Committee possesses the financial sophistication required for audit committee members under Nasdaq rules. We believe that the composition of the Audit Committee meets the requirements for independence under current Nasdaq and SEC rules and regulations.

Compensation Committee

The current members of the Compensation Committee are Dr. Ambros, William C. Fairey, and Mr. Musso. Dr. Ambros has served as the Chair of the Compensation Committee since October 31, 2023. Dr. Ambros, Mr. Fairey, and Mr. Musso were appointed as members of the Compensation Committee on October 31, 2023 in connection with the Lung Acquisition. Jeffrey A Bailey served as a member and chair of the Compensation Committee until his resignation from the Board on October 31, 2023 in connection with the Lung Acquisition. Nolan Sigal, M.D., Ph.D. and Mr. von Rickenbach served as members of the Compensation Committee until their resignations from the Compensation Committee on October 31, 2023 in connection with the Lung Acquisition. In Fiscal 2023, the Compensation Committee did not meet. The Compensation Committee’s responsibilities include:

•	reviewing and approving or making recommendations to the Board concerning the compensation of our chief executive officer and our other executive officers;

•	overseeing an evaluation of our senior executives;

•	reviewing and making recommendations to the Board concerning our incentive-compensation and equity-based compensation plans;

•	overseeing and administering our equity-based plans;

•	reviewing and making recommendations to the Board concerning director compensation;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure if and to the extent then required by SEC rules; and

•	preparing the compensation committee report if and to the extent required by SEC rules.

The Compensation Committee may delegate to one or more executive officers the power to grant options or other stock awards pursuant to our incentive plans to employees of the company who are not executive officers or Senior Vice Presidents.

We believe that the composition of the Compensation Committee meets the requirements for independence under current Nasdaq and SEC rules and regulations.

Nominating and Corporate Governance Committee

The current members of the Nominating and Corporate Governance Committee are Mr. Fairey and Mr. von Rickenbach. Mr. Fairey has served as the Chair of the Nominating and Corporate Governance Committee since October 31, 2023. Mr. Fairey, Dr. Sigal, and Mr. von Rickenbach were appointed as members of the Nominating and Corporate Governance Committee on October 31, 2023 in connection with the Lung Acquisition. Ms. Morrison served as a member of the Nominating and Corporate Governance Committee until her resignation from the Board on October 31, 2023 in connection with the Lung Acquisition. Dr. Sigal served as chair of the Nominating and Corporate Governance Committee until October 31, 2023 and as a member of the Nominating and Corporate Governance Committee until his resignation from the Board on February 29, 2024. Dr. Ambros served as a member of the Nominating and Corporate Governance Committee until his resignation from the Nominating and Corporate Governance Committee on October 31, 2023 in connection with the Lung Acquisition. In Fiscal 2023, the Nominating and Corporate Governance Committee did not meet. The Nominating and Corporate Governance Committee’s responsibilities include:

•	identifying individuals qualified to become members of the Board;

•	recommending to the Board the persons to be nominated for election as directors and to each of the Board’s committees;

•	developing and recommending to the Board corporate governance principles; and

•	overseeing an annual evaluation of the Board.

We believe that the composition of the Nominating and Corporate Governance Committee meets the requirements for independence under current Nasdaq rules and regulations.

Director Nomination Process

The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating and Corporate Governance Committee and the Board.

Criteria and Diversity

In considering whether to recommend to the Board any particular candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by Stockholders, the Nominating and Corporate Governance Committee of the Board applies the criteria set forth in our corporate governance guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, the ability to act in the interests of all Stockholders and lack of conflicts of interest.

The Nominating and Corporate Governance Committee does not have a policy (formal or informal) with respect to diversity, but believes that the Board, taken as a whole, should embody a diverse set of skills, experiences and backgrounds. In this regard, the Nominating and Corporate Governance Committee also takes into consideration the diversity (for example, with respect to gender, race and national origin) of our Board members. The Nominating and Corporate Governance Committee does not make any particular weighting of diversity or any other characteristic in evaluating nominees and directors.

Stockholder Nominations

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our Common Stock for at least a year as of the date such recommendation is made, to Aileron Therapeutics, Inc., Attention: Nominating and Corporate Governance Committee, 12407 N. Mopac Expy. Suite 250 #390, Austin, Texas 78758. Assuming that appropriate biographical and background material has been provided in accordance with the procedures set forth under the heading “Other Matters – Stockholder Proposals for our 2025 Annual Meeting”, the committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy card for the next annual meeting of stockholders. Stockholders also have the right under our by-laws to directly nominate director candidates, without any action or recommendation on the part of the Nominating and Corporate Governance Committee or the Board, by following the procedures set forth under “Other Matters – Stockholder Proposals for our 2025 Annual Meeting.”

Board Diversity Matrix

In accordance with Nasdaq’s board diversity listing standards, we are also disclosing aggregated statistical information about the members of the Board as voluntarily identified to us by each of our directors.

Board Diversity Matrix (As of July 9, 2024)

Total Number of Directors	6
	Female	Male	Non-Binary	Did not Disclose Gender
Part I: Gender Identity
Directors	—	6	—	—

Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	1	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	—	5	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—

Anti-Hedging Policy

Our insider trading policy expressly prohibits all of our employees, including our Named Executive Officers, as well as our directors, from engaging in speculative transactions in our stock, including short sales, puts/calls, hedging transactions and margin accounts or pledges.

Clawback Policy

In November 2023, we adopted a “clawback policy” compliant with Nasdaq listing standards which provides that, in the event that we are required to prepare an accounting restatement for periods ending on or after October 2, 2023, we will attempt to recover from our current or former executive officers the pre-tax amount of incentive-based compensation in excess of what would have been paid to such executive officer after giving effect to the accounting restatement during the three completed fiscal years immediately preceding the earlier of (i) the date the Board, or a committee of the Board, or the officer or officers of the Company authorized to take such action if board action is not required, concludes, or reasonably should have concluded, that the Company is required to prepare an accounting restatement, or (ii) the date a court, regulator, or other legally authorized body directs the company to prepare an accounting restatement. For purposes of the policy, incentive-based compensation means any compensation that is granted, earned or vested based wholly or in part upon the attainment of any measures determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, and any measures that are derived wholly or in part from such measures (whether or not such measures are presented within the company’s financial statements or included in a filing made with the SEC); stock price; and total stockholder return. If the incentive-based compensation is based on our stock price or total stockholder return and the amount of excess incentive-based compensation is not calculable directly from the information in an accounting restatement, the amount recovered shall be based on a reasonable estimate of the effect of the accounting restatement on the stock price or total stockholder return upon which the incentive-based compensation was received.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves, or in the past have served, as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of the Board or the Compensation Committee. None of the members of the Compensation Committee is, or ever has been, an officer or employee of the Company.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer and principal financial officer. A copy of the code is available on the “Investors & Media—Governance” section of our website, which is located at www.aileronrx.com. The Board is responsible for overseeing the code of business conduct and ethics and must approve any waivers of the code for directors and officers. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a Current Report on Form 8-K.

EXECUTIVE AND DIRECTOR COMPENSATION

Executive Officers

The following table sets forth the name, age as of July 9, 2024, and position of each of our executive officers.

Name	Age	Position(s)
Brian Windsor, Ph.D.	58	President and Chief Executive Officer
Timothy M. Cunningham*	62	Interim Chief Financial Officer

*	Mr. Cunningham is not directly compensated by the Company for his services as our Interim Chief Financial Officer.

Biographical information concerning Brian Windsor, Ph.D., our President and Chief Executive Officer, is set forth above under “Matters to be Voted On - Proposal 1: Election of Directors.”

Timothy M. Cunningham has served as our Interim Chief Financial Officer since May 2024. Since September 2020, Mr. Cunningham has served as Chief Financial Officer Consultant at Danforth, a strategic finance and operations firm with a focus on life sciences companies, where he provides chief financial officer consulting services to both public and private pharma and biotechnology companies. Mr. Cunningham has served as Chief Financial Officer for Bionomics Limited since May 2023, and he previously served as Acting Chief Financial Officer for Peak Bio, Inc. from September 2022 to January 2024 and for SAB Biotherapeutics, Inc. from October 2020 to December 2021. Prior to joining Danforth, Mr. Cunningham served as Chief Financial Officer at Organogenesis from July 2016 to August 2020. Prior to joining Organogenesis, Mr. Cunningham held leadership positions with several different public and private companies over the course of his career, which began at KPMG LLP followed by PricewaterhouseCoopers LLP. Mr. Cunningham holds an MBA from Boston University, a BS in Accounting from Boston College and is a CPA in the state of Florida.

Executive Compensation

This section discusses the material elements of our executive compensation policies for our Named Executive Officers and the most important factors relevant to an analysis of these policies. For 2023, our Named Executive Officers are Dr. Aivado, our former Chief Executive Officer who resigned effective March 11, 2024 but remains a director on the Board; Dr. Windsor, our President and Chief Executive Officer who was serving as an executive officer as of December 31, 2023 and was our other most highly compensated executive officer serving at year end (other than our then serving Chief Executive Officer); and one individual who was no longer serving as an executive officer as of December 31, 2023, D. Allen Annis, Ph.D., our former Senior Vice President, Research. In addition, this section provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our Named Executive Officers and is intended to place in perspective the data presented in the following tables and the corresponding narrative.

Summary Compensation Table

The following table sets forth information regarding compensation awarded to, earned by or paid to our Named Executive Officers during the years indicated.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Option Awards ($) (2)	All Other Compensation ($) (3)		Total ($)
Manuel C. Alves Aivado, M.D., Ph.D.	2023	587,336	—	—	43,399	(4)	630,735
Former Chief Executive Officer	2022	587,336	—	543,850	113,234	(4)	1,244,420
Brian Windsor, Ph.D. (5)	2023	85,256	204,375	—	10		289,642
President and Chief Executive Officer
D. Allen Annis, Ph.D.	2023	141,176	—	—	404,972	(6)	546,148
Former Senior Vice President, Research	2022	404,100	—	150,250	17,914		572,264

(1)

Unless otherwise noted, the amounts reported in the “Bonus” column represent discretionary annual cash bonuses awarded to our Named Executive Officers for service during the year referenced, although paid in the following year.

(2)

The amounts reported in the “Options Awards” column reflect the aggregate grant date fair value of share-based compensation awarded during the year computed in accordance with the provisions of Financial Accounting Standards Board Accounting Standards Codification (“ASC”), Topic 718. See Note 13 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 regarding assumptions underlying the valuation of equity awards.

(3)

Unless otherwise noted, the amounts represent Health Savings Account (“HSA”) contributions and the dollar value of group life insurance paid with respect to life insurance, and, beginning in fiscal year 2022 (“Fiscal 2022”), Company contributions under the 401(k) match program described below under “401(k) Retirement Plan” for the Named Executive Officer consistent with those provided to all of our employees.

(4)

In addition to the HSA contribution, 401(k) contribution, and the dollar value of group life insurance paid, the amounts for Dr. Aivado consist of $16,070 and $49,816 in commuting reimbursements in Fiscal 2023 and 2022, respectively, and $9,915 and $45,504 in tax gross-ups in Fiscal 2023 and 2022, respectively, for the payment of taxes associated with the reimbursement of commuting expenses.

(5)

Dr. Windsor began to serve as our President and Chief Operating Officer, effective as of October 31, 2023 and became our President and Chief Executive Officer on March 11, 2024. Because Dr. Windsor was not a Named Executive Officer prior to 2023, compensation information is not provided for 2022.

(6)

In addition to the HSA contribution, 401(k) contribution, and the dollar value of group life insurance paid, this amount for Dr. Annis also includes (i) $303,075 in severance paid to Dr. Annis in 2023 in connection with his separation from his position as our Senior Vice President, Research in April 2023; and (ii) $90,129 paid to Dr. Annis for consulting services provided by Dr. Annis to the Company in Fiscal 2023.

Narrative Disclosure to Summary Compensation Table

We review compensation for our executive officers annually. The material terms of the elements of our executive compensation program for 2023 are described below.

The Compensation Committee sets base salaries and bonus targets, and grants bonuses and equity incentive awards to our executive officers. In setting base salaries and bonus targets and granting equity incentive awards, the Compensation Committee considers compensation for comparable positions in the market, the historical compensation levels of our executives, individual and corporate performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our Stockholders, and make a long-term commitment to the Company. In granting bonuses, the Compensation Committee considers corporate and individual performance.

As part of our annual compensation process, our President and Chief Executive Officer prepares performance evaluations for the other executive officers and recommends annual salary increases, annual stock option awards and cash bonuses to the Compensation Committee. The Compensation Committee conducts a performance evaluation of our President and Chief Executive Officer. The Compensation Committee consults with the Board as to the achievement of corporate objectives that drive compensation awards.

In February 2022 and December 2022, the Compensation Committee engaged Radford as its independent compensation consultant to provide comparative data on executive and director compensation practices in our industry and assess our executives’ and directors’ compensation relative to comparable companies for 2022 and 2023, respectively.

Base Salary

We use base salaries to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our Named Executive Officers. None of our Named Executive Officers is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary.

In March 2022, based upon comparative data on executive compensation provided by Radford and annual performance reviews conducted by the Compensation Committee of our Named Executive Officers, the Compensation Committee increased (i) Dr. Aivado’s annual base salary to $587,336, and (ii) Dr. Annis’ annual base salary to $404,100.

The Compensation Committee determined not to make any adjustments to our Named Executive Officers’ base salaries in 2023. The Compensation Committee has not yet determined whether to make any adjustments to our Named Executive Officers’ base salaries for 2024.

Cash Incentives

The Compensation Committee awards annual performance-based cash bonuses to our executive officers for up to a specific percentage of salary as a vehicle to reward achievement of value-driving milestones and recognize individual performance.

Pursuant to the terms of Dr. Aivado’s September 2018 employment agreement, Dr. Aivado was eligible to receive, commencing in 2019 and for each calendar year thereafter that Dr. Aivado is employed by us, a discretionary performance target bonus of up to 50% of his annual base salary based on the achievement of performance milestones set by either the Board or the Compensation Committee.

Pursuant to the terms of Dr. Windsor’s employment agreement, Dr. Windsor is eligible to receive an annual bonus based on a bonus target of 45% of his annual base salary based on performance against goals and at the discretion of the Board.

The Compensation Committee determined not to award cash bonuses to our executive officers for their performance in 2022. In addition, the Compensation Committee determined not to change the target performance-based cash bonuses for our executive officers for 2023, which remained at 50% for Dr. Aivado and 45% for Dr. Windsor.

On February 9, 2024, the Compensation Committee determined to award a cash bonus of $204,375 to Dr. Windsor for his performance in 2023. The Compensation Committee determined not to award cash bonuses to our other executive officers for their performance in 2023.

Equity Incentives

Although we do not have a formal policy with respect to the grant of equity incentive awards to our executive officers, or any formal equity ownership guidelines applicable to them, we believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executive officers and our stockholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention because this feature incents our executive officers to remain in our employment during the vesting period, and equity grants with a performance-based feature incentivizes our executive officers to focus on what we see as key business goals. Accordingly, the Compensation Committee periodically reviews the equity incentive compensation of our executive officers and from time to time may grant equity incentive awards to them in the form of stock options.

The Compensation Committee determined not to grant equity awards to our executive officers for their performance in 2022 or 2023.

All Other Compensation

We determined to cease providing our executive officers with commuting reimbursements, beginning May 1, 2023.

Outstanding Equity Awards at Fiscal Year End 2023

The following table sets forth information regarding outstanding equity awards held by our Named Executive Officers as of December 31, 2023:

Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($/ share)	Option Expiration Date
Manuel C. Alves Aivado, M.D., Ph.D.	6,290		—	101.40	3/9/2025
	7,196		—	115.40	3/1/2027
	2,870		—	260.00	7/24/2027
	11,646		—	67.80	9/5/2028
	25,001		—	35.00	4/14/2029
	19,585	(1)	416	13.60	1/30/2030
	76,256	(2)	45,745	25.80	6/14/2031
	24,790	(3)	31,861	9.60	3/29/2032
Brian Windsor, Ph.D.	8,532		—	0.29	9/29/2025
	209,468	(4)	43,183	0.70	10/9/2027
	34,736		—	0.70	3/14/2028
	304,379	(5)	13,234	1.17	2/25/2030
	134,070	(5)	5,829	1.17	2/25/2030
	170,646		—	3.87	10/19/2033
D. Allen Annis, Ph.D.	2,789		—	101.40	3/12/2024
	403		—	101.40	3/9/2025
	1,208		—	115.40	3/1/2027
	1,251		—	260.00	7/24/2027
	7,501		—	35.00	4/14/2029
	6,121	(1)	130	13.60	1/30/2030
	14,819	(2)	8,882	25.80	6/14/2031
	6,851	(3)	8,800	9.60	3/29/2032

(1)	These options were granted on January 31, 2020 and vest as to 2.0833% of the shares in equal monthly installments through January 31, 2024.
(2)

These options were granted on June 15, 2021 and vest as to 25% of the shares on June 15, 2022 with the remaining shares vesting in equal monthly installments of 2.0833% of the shares through June 15, 2025.

(3)	These options were granted on March 30, 2022 and vest as to 2.0833% of the shares in equal monthly installments through March 30, 2026.
(4)

These options were granted on October 10, 2017 and vest as to 52,267 of the shares on the date of grant, 157,101 of the shares in thirty-six equal monthly installments beginning on November 10, 2017 and 43,183 of the shares on the first to occur of (i) a change of control in which Lung is sold for a valuation per share of greater than $1.8573 per share of common stock or (ii) the completion of an offering of Lung’s equity securities at a valuation of greater than $1.2382 per share of common stock.

(5)

These options were granted on February 26, 2020 and vest as to 25% of the shares on the one-year anniversary of the date of grant and the remaining shares vesting as to 2.0833% of the shares in equal monthly installments through February 26, 2024.

Employment Agreements

Manuel C. Alves Aivado, M.D., Ph.D.

In September 2018, in connection with our appointment of Dr. Aivado as our President and Chief Executive Officer, we entered into a new employment agreement with Dr. Aivado, which superseded his July 2014 employment agreement with us. Pursuant to the terms of Dr. Aivado’s September 2018 employment agreement, we agreed to pay Dr. Aivado a base salary at a rate of $41,666.67 per month, which was based on an annualized base salary of $500,000. Beginning in 2019, following the end of each calendar year that Dr. Aivado was employed by us, Dr. Aivado was eligible to receive a discretionary performance target bonus of up to 50% of his then annual base salary based on the achievement of performance milestones set by either the Board or the Compensation Committee. The employment agreement also provided that following the end of the 2018 calendar year, Dr. Aivado was eligible to receive a discretionary performance target bonus calculated on the basis of 35% of his base salary as of August 31, 2018 pro-rated for the first eight months of the fiscal year, and 50% of his current base salary under the employment agreement pro-rated for the remaining four months of the fiscal year. The amount of such bonus and the achievement of such milestones were determined by our Board in its sole discretion. Dr. Aivado was also entitled to receive reimbursement of up to $4,400 per month for travel and living accommodations pursuant to the employment agreement.

Pursuant to the employment agreement, in September 2018 we granted Dr. Aivado options to purchase 11,646 shares of Common Stock under our 2017 Stock Incentive Plan. The options have an exercise price of $67.80, which was the closing price of our Common Stock on September 6, 2018. The options would vest in equal monthly installments over four years from September 6, 2018.

See “Severance and Change in Control Agreements” below for a description of Dr. Aivado’s severance agreement.

Brian Windsor, Ph.D.

In February 2014, Lung entered into an employment agreement with Brian Windsor, Ph.D., as amended by a letter agreement between Dr. Windsor and Lung in February 2023 and as amended by a letter agreement between Dr. Windsor and Lung in October 2023. Pursuant to the employment agreement, as amended, Dr. Windsor is entitled to an annual base salary of $500,000 and is eligible to receive an annual bonus based on a bonus target of 45% of his annual base salary based on performance against goals and at the discretion of the Board. In addition, pursuant to the employment agreement, in the event that Dr. Windsor is terminated without cause or resigns for good reason then, subject to the execution of a release agreement, Dr. Windsor will be eligible to receive twelve months’ base salary in the form of severance payments, less statutory deductions and withholdings, payable in the form of salary continuation.

D. Allen Annis, Ph.D.

In November 2007, we entered into an employment offer letter with D. Allen Annis, Ph.D. The offer letter established Dr. Annis’ title, his base salary, his eligibility for an annual bonus, and his eligibility for benefits made available to employees generally. The offer letter established that Dr. Annis’ employment was at will. Pursuant to the offer letter, we granted Dr. Annis options to purchase 3,750 shares of Common Stock under our 2006 Stock Incentive Plan, at a price per share equal to the fair market value of one share of Common Stock on the date of the option grant as determined by our Board.

On April 24, 2023, we entered into a separation and release of claims agreement with Dr. Annis, which provided for Dr. Annis’ separation of employment as our Senior Vice President, Research, effective as of April 15, 2023. In accordance with the terms of the separation agreement, we agreed to provide Dr. Annis with (i) a lump sum payment representing an aggregate amount equal to nine months of Dr. Annis’ salary as of April 15, 2023, subject to applicable taxes and withholdings, and (ii) payment on Dr. Annis’ behalf of the monthly premiums for group medical insurance coverage under COBRA until the earlier of the date that is nine months after April 15, 2023 and the date on which Dr. Annis becomes eligible to receive the same or substantially similar group health insurance coverage through another employer. The separation agreement also contains a release of claims by Dr. Annis, subject to customary exceptions, and covenants not to solicit or disparage and to cooperate with us.

In April 2023, we also entered into a consulting agreement with Dr. Annis for an initial term of six months, which may be extended upon mutual agreement of the Company and Dr. Annis. The consulting agreement has been extended until December 31, 2024. We pay Dr. Annis an hourly consulting fee equal to $500 per hour for his services under the consulting agreement, which may not exceed 10 hours per month without our prior written consent. The consulting agreement also provides that Dr. Annis may be eligible to receive a cash bonus award in recognition of his services under the consulting agreement, in an amount not to exceed $50,000, as determined in the sole discretion of the Compensation Committee. Pursuant to the terms of the consulting agreement, Dr. Annis’ options to purchase shares of Common Stock continued to vest and be exercisable during the term of the consulting agreement. The consulting agreement may be terminated by Dr. Annis or us for any reason upon fifteen days’ advance written notice to the other party.

Severance and Change in Control Agreements

We have entered into a severance agreement with Dr. Aivado, dated as of September 6, 2018. On March 11, 2024, Dr. Aivado agreed that his employment with us would cease and he would resign from his position as Chief Executive Officer of the Company, effective as of March 11, 2024 (the “Separation Date”). Dr. Aivado remains a member of the Board. Under the terms of the severance agreement, Dr. Aivado is entitled to receive his base salary for eighteen months following the Separation Date, payments on Dr. Aivado’s behalf of the monthly premiums for medical insurance coverage under COBRA until the earlier of the date that is eighteen months following the Separation Date or the date on which Dr. Aivado becomes eligible to receive group health insurance coverage through another employer, a lump sum payment equal to one and one-half times Dr. Aivado’s target bonus for the 2024 calendar year, and acceleration in full of the vesting of any unvested equity awards. Dr. Aivado’s receipt of these post-separation benefits under the Severance Agreement was conditioned upon his execution of a severance and release of claims agreement with the Company.

Other Agreements

We have entered into employee confidentiality and inventions agreements with each of our Named Executive Officers under which each Named Executive Officer has agreed (1) to protect our confidential and proprietary information and (2) to assign to us related intellectual property developed during the course of his employment. We have also entered into non-solicitation and non-competition agreements with Dr. Aivado and Dr. Annis under which Dr. Aivado and Dr. Annis have each agreed (1) not to compete with us during his employment and for a period of one year after the termination of his employment and (2) not to solicit our employees during his employment and for a period of two years after the termination of his employment.

401(k) Retirement Plan

We maintain a 401(k) retirement plan that is intended to be a tax-qualified defined contribution plan under Section 401(k) of the Internal Revenue Code. In general, all of our employees are eligible to participate, beginning on the first day of the month following commencement of their employment. The 401(k) plan includes a salary deferral arrangement pursuant to which participants may elect to reduce their current compensation by up to the statutorily prescribed limit, equal to $20,500 in 2022 and $23,000 in 2023, and have the amount of the reduction contributed to the 401(k) plan. Participants over the age of 50 are entitled to an additional catch-up contribution up to the statutorily prescribed limit, equal to $6,500 in 2022 and $7,500 in 2023.

In March 2021, the Compensation Committee adopted a 100% match on the first 4% of eligible compensation, retroactively effective to January 1, 2021, which remained applicable in 2022 and 2023. This was a non-voluntary contribution by the Company for 2021, 2022 and 2023 and will be a non-voluntary contribution by the Company for 2024.

Director Compensation

Our non-employee directors receive compensation under our director compensation program. We intend to review our director compensation program in 2024.

Cash Retainer

Under this program, we pay our non-employee directors a cash retainer for service on the Board and for service on each committee on which the director is a member. The chair of each committee and the Chair of the Board receive higher retainers for such service. These fees are payable in arrears in four equal quarterly installments on the last day of each quarter, subject to proration for any portion of such quarter that the director is not serving on the Board, on such committee or in such position. The fees paid to non-employee directors for service on the Board and for service on each committee of the Board on which the director is a member are as follows:

	Base	Incremental — Chair	Incremental — Non-Chair
Board of Directors	$35,000	$50,000	—
Audit Committee	—	$22,500	$15,000
Compensation Committee	—	$15,000	$10,000
Nominating and Corporate Governance Committee	—	$11,250	$7,500

Equity Grants

In March 2022, based upon comparative data on board compensation provided by Radford, the Board revised the director compensation program to increase the annual stock option grants, such that each non-employee director who has served on the Board for at least six months will receive an option to purchase will receive an option to purchase 2,725 shares of Common Stock immediately following each annual meeting of our stockholders. In addition, the Compensation Committee revised the director compensation program to increase the initial grant, such that each new member of the Board will receive an option to purchase 5,450 shares of Common Stock upon election to the Board. All other provisions of the director compensation program, including the vesting terms for such grants, remain unchanged.

We also reimburse our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending the Board and committee meetings.

We do not pay any compensation to Dr. Windsor, our President and Chief Executive Officer, in connection with his service on the Board and we did not pay any compensation to Dr. Aivado, our former Chief Executive Officer, for his service on the Board while he was our Chief Executive Officer. The compensation that we paid to Dr. Windsor and Dr. Aivado is discussed earlier in this “Executive and Director Compensation” section.

The following table sets forth information regarding compensation earned by our non-employee directors who served in such capacity during Fiscal 2023. Jeffrey A. Bailey, William T. McKee and Jodie P. Morrison resigned from the Board as of October 31, 2023. Mr. Fairey and Mr. Musso joined the Board as of October 31, 2023 in connection with the Lung Acquisition.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	Total ($)
Josef H. von Rickenbach	67,968	—	67,968
Reinhard J. Ambros, Ph.D.	46,250	—	46,250
William C. Fairey	9,375	4,387	9,375
Alan A. Musso	11,250	4,387	11,250
Nolan Sigal, M.D., Ph.D. (2)	55,464	—	55,464
Jeffrey A. Bailey	83,333	—	83,333
William T. McKee	47,917	—	47,917
Jodie P. Morrison	47,917	—	47,917

(1)

The amounts reported in the “Option Awards” column reflect the aggregate grant date fair value of stock-based compensation awarded during the year computed in accordance with the provisions of ASC Topic 718. See Note 13 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 regarding assumptions underlying the valuation of equity awards.

(2)	Dr. Sigal resigned as a member of the Board on February 29, 2024.

As of December 31, 2023, our non-employee directors who served in such capacity during Fiscal 2023 held the following stock options, including stock options assumed by us in the Lung Acquisition, all of which were granted under (a) our 2017 Stock Incentive Plan, (b) our 2021 Stock Incentive Plan, and (c) Lung’s 2013 Long-Term Incentive Plan:

Name	Option Awards
Josef H. von Rickenbach	9,400
Reinhard J. Ambros, Ph.D.	12,150
William C. Fairey	22,514
Alan A. Musso	22,514
Nolan Sigal, M.D., Ph.D.	9,400
Jeffrey A. Bailey	12,150
William T. McKee	9,400
Jodie P. Morrison	10,900

Limitations on Liability and Indemnification

As permitted by Delaware law, we adopted provisions in our restated certificate of incorporation, as amended, that limit or eliminate the personal liability of our directors. Our restated certificate of incorporation, as amended, limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the General Corporation Law of the State of Delaware and provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty. However, these provisions do not eliminate or limit the liability of any of our directors:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	for voting for or assenting to unlawful payments of dividends, stock repurchases or other distributions; or

•	for any transaction from which the director derived an improper personal benefit.

Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to such amendment or repeal. If the General Corporation Law of the State of Delaware is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the General Corporation Law of the State of Delaware.

In addition, our restated certificate of incorporation, as amended, provides that we must indemnify our directors and officers and we must advance expenses, including attorneys’ fees, to our directors and officers in connection with legal proceedings, subject to very limited exceptions.

We maintain a general liability insurance policy that covers specified liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers. In addition, we entered into indemnification agreements with each of our officers and directors. These indemnification agreements require us, among other things, to indemnify each such director or officer for some expenses, including attorneys’ fees, judgments, fines and settlement amounts, incurred by him or her in any action or proceeding arising out of his or her service as one of our directors or officers.

Some of our non-employee directors may, through their relationships with their employers, be insured or indemnified against specified liabilities incurred in their capacities as members of the Board.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, executive officers or persons controlling us, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PAY VERSUS PERFORMANCE

The following tables and related disclosures provide information about (i) the “total compensation” of our principal executive officer (“PEO”) and our other Named Executive Officers (the “Other NEOs”) as presented in the Summary Compensation Table on page 22 (the “SCT Amounts”); (ii) the “compensation actually paid” to our PEO and our Other NEOs, as calculated pursuant to the SEC’s pay-versus-performance rules (the “CAP Amounts”); (iii) certain financial performance measures; and (iv) the relationship of the CAP Amounts to those financial performance measures.

This disclosure has been prepared in accordance with Item 402(v) of Regulation S-K under the Exchange Act and does not necessarily reflect value actually realized by the executives or how the Compensation Committee evaluates compensation decisions in light of company or individual performance. For discussion of how the Compensation Committee seeks to align pay with performance when making compensation decisions, please review the “Executive and Director Compensation” section beginning on page 22.

Year (a)	Summary Compensation Table Total for PEO (b) (1)	Compensation Actually Paid to PEO (c) (1)(2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (d) (1)	Average Compensation Actually Paid to Non-PEO Named Executive Officers (e) (1)(2)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return (f)	Net Income (Loss) (in millions) (g)
2023	$630,735	$640,513	$417,895	$421,508	$(85.34)	$(15.7)
2022	$1,244,420	$242,961	$558,983	$357,304	$(88.61)	$(27.3)
2021	$3,280,379	$871,515	$1,079,708	$599,056	$(45.87)	$(26.2)

(1)

For 2023, our PEO was Manuel C. Alves-Aivado, M.D., Ph.D., and our Other NEOs were Brian Windsor, Ph.D., and D. Allen Annis, Ph.D. For 2022, our PEO was Dr. Aivado, and our Other NEOs were Dr. Annis and Vojislav Vukovic M.D., Ph.D. For 2021, our PEO was Dr. Aivado and our Other NEOs were Richard J. Wanstall and Dr. Vukovic.

(2)

The following table describes the adjustments, each of which is required by SEC rules, to calculate the CAP Amounts from the SCT Amounts of our PEO (column (b)) and our Other NEOs (column (d)). The SCT Amounts and the CAP Amounts do not reflect the actual amount of compensation earned by or paid to our executives during the applicable years, but rather are amounts determined in accordance with Item 402 of Regulation S-K under the Exchange Act. Valuation assumptions used to calculate fair values in the following table did not materially differ from those used to calculate fair values at the time of grant as reflected in the SCT Amounts.

	2023		2022		2021
Year (a)	PEO	OTHER NEOs*	PEO	OTHER NEOs*	PEO	OTHER NEOs*
SCT Amounts	$630,735	$417,895	$1,244,420	$558,983	$3,280,379	$1,079,708
Adjustments for stock and option awards
(Subtract): Aggregate value for stock awards and option awards included in SCT for the covered fiscal year	—	—	$(543,850)	$(111,130)	$(3,147,626)	$(645,026)
Add: Fair value at year end of awards granted during the covered fiscal year that were outstanding and unvested at the covered fiscal year end	—	—	$344,537	$70,364	$2,368,021	$485,266
Add (Subtract): Year-over-year change in fair value at covered fiscal year end of awards granted in any prior fiscal year that were outstanding and unvested at the covered fiscal year end	$31,246	$5,990	$(532,926)	$(104,766)	$(196,735)	$(66,873)
Add: Vesting date fair value of awards granted and vested during the covered fiscal year	—	—	$(273,513)	$(55,859)	$(1,441,299)	$(258,144)
Add (Subtract): Change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year for which vesting conditions were satisfied during the covered fiscal year	$(21,468)	$(2,377)	$4,293	$(289)	$8,774	$4,125
CAP Amounts (as calculated)	$640,513	$421,508	$242,961	$357,304	$871,515	$599,056

*	Amounts presented are averages for the entire group of Other NEOs in each respective year.

RELATIONSHIP BETWEEN CAP AMOUNTS AND PERFORMANCE MEASURES

The following charts show graphically the relationships over the past three years of the CAP Amounts for our PEO and Other NEOs as compared to our (i) cumulative total shareholder return and (ii) net income (loss).

STOCK OWNERSHIP AND REPORTING

Unless otherwise provided below, the following table sets forth information regarding beneficial ownership of Common Stock as of June 26, 2024, by:

•	each person, or group of affiliated persons, known to us to be the beneficial owner of 5% or more of the outstanding shares of Common Stock;

•	each of our current directors;

•	our Named Executive Officers; and

•	all of our current executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to Common Stock. Percentage of beneficial ownership is based on 21,614,847 shares of Common Stock outstanding as of June 26, 2024. In addition, shares of Common Stock subject to options, warrants, or other rights currently exercisable or exercisable within 60 days of June 26, 2024, are deemed outstanding and beneficially owned for the purpose of computing the percentage beneficially owned by (i) the person or entity holding such options, warrants or other rights (but not any other person or entity) and (ii) the directors and executive officers as a group. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of Common Stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise set forth below, the address of the beneficial owner is c/o Aileron Therapeutics, Inc., 12407 N. Mopac Expy. Suite 250 #390, Austin, Texas 78758.

	Total Beneficial Ownership
Name of Beneficial Owner	Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders
Entities affiliated with Bios Partners (1)	2,165,579	9.99%
The University of Texas/Texas A&M Investment Management Company; The Board of Regents of the University of Texas System (2)	1,731,568	8.0%
Named Executive Officers and Directors
Manuel C. Aivado, M.D., Ph.D. (3)	202,695	*
Brian Windsor, Ph.D. (4)	888,018	3.9%
D. Allen Annis, Ph.D. (5)	44,894	*
Josef H. von Rickenbach (6)	31,673	*
Reinhard J. Ambros, Ph.D. (7)	12,440	*
William C. Fairey (8)	12,395	*
Alan A. Musso (9)	12,395	*
All Executive Officers and Directors as a Group (7 persons)	1,159,616	5.1%

*	Represents beneficial ownership of less than 1% of our outstanding stock.
(1)

Beneficial ownership of the entities affiliated with Bios Partners (the “Bios Entities”) consists of (i) 624 shares of Common Stock held by Bios Equity Partners, LP; (ii) 110,039 shares of Common Stock held by Bios Fund I QP, LP; (iii) 188,293 shares of Common Stock held by Bios Fund I, LP; (iv) 19,274 shares of Common Stock held by Bios Fund II NT, LP; (v) 143,991 shares of Common Stock held by Bios Fund II QP, LP; (vi) 44,201 shares of Common Stock held by Bios Fund II, LP; (vii) 474,105 shares of Common Stock held by Bios LTI Co-Invest III QP, LP; (viii) 462,731 shares of Common Stock held by Bios LTI Co-Invest III, LP; (ix) 170,117 shares of Common Stock held by Bios LTI SPV II, LP; (x) 224,000 shares of

Common Stock held by Bios Clinical Opportunity Fund, LP; (xi) 18,000 shares of Common Stock held by Bios Fund III NT, LP; (xii) 110,000 shares of Common Stock held by Bios Fund III QP, LP; (xiii) 17,000 shares of Common Stock held by Bios Fund III, LP; (iii) 2,823 shares of Common Stock and 2,274 shares of Common Stock issuable upon the exercise of options exercisable within 60 days after June 26, 2024 held by Aaron Fletcher; (xiv) 107,819 shares of Common Stock held by Circle K Invesco, LP; (xv) 644 shares of Common Stock held by The Aaron Fletcher Trust u/a/d May 17, 2016; (xvi) 644 shares of Common Stock held by The Holly Fletcher Trust u/a/d May 17, 2016; and (xvii) 69,000 shares of Common Stock issuable upon conversion of Series X Preferred Stock held in the aggregate by Bios Entities exercisable within 60 days after June 26, 2024. As a result of the blocker provision set forth in the Certificate of Designation of Preferences, Rights and Limitations of the Series X Preferred Stock, the share numbers in the preceding sentence exclude an additional 12,163,000 shares of Common Stock issuable upon conversion of the Series X Preferred Stock held in the aggregate by the Bios Entities. The Certificate of Designation provides that any holder of Series X Preferred Stock will not have a right to convert, subject to certain exceptions, the Series X Preferred Stock for Common Stock if, as a result of such conversion, the holder, together with its affiliates and other attribution parties, would hold 19.99% of the total number of shares of Common Stock then outstanding, subject to decrease upon written notice by the holder. The Bios Entities have provided such notice to decrease the beneficial ownership limitation to 9.99%. The reported share number also excludes an additional 1,937,989 shares of Common Stock issuable upon exercise of warrants held in the aggregate by the Bios Entities, such warrants also being subject to a 9.99% beneficial ownership limitation with respect to the Bios Entities.
(2)

Consists of (i) 1,729,398 shares of Common Stock and (ii) 2,170 shares of Common Stock issuable upon exercise of warrants exercisable within 60 days after June 26, 2024. Pursuant to an Investment Management Services Agreement with The Board of Regents of the University of Texas System (the “Regents”), The University of Texas/Texas A&M Investment Management Company, an institutional investment advisor, holds the shares reported above on behalf of the Regents and is authorized to exercise investment discretion and voting power with respect to such shares on behalf of the Regents.

(3)	Consists of (i) 50 shares of Common Stock held directly and (ii) 202,645 shares of Common Stock issuable upon the exercise of options exercisable within 60 days after June 26, 2024.
(4)	Consists of (i) 7,122 shares of Common Stock held directly and (ii) 880,896 shares of Common Stock issuable upon the exercise of options exercisable within 60 days after June 26, 2024.
(5)	Consists of (i) 377 shares of Common Stock held directly and (ii) 44,517 shares of Common Stock issuable upon the exercise of options exercisable within 60 days after June 26, 2024.
(6)	Consists of (i) 22,273 shares of Common Stock held directly and (ii) 9,400 shares of Common Stock issuable upon the exercise of options exercisable within 60 days after June 26, 2024.
(7)	Consists of (i) 290 shares of Common Stock held directly and (ii) 12,150 shares of Common Stock issuable upon the exercise of options exercisable within 60 days after June 26, 2024.
(8)	Consists of 12,395 shares of Common Stock issuable upon the exercise of options exercisable within 60 days after June 26, 2024.
(9)	Consists of 12,395 shares of Common Stock issuable upon the exercise of options exercisable within 60 days after June 26, 2024.

TRANSACTIONS WITH RELATED PERSONS

Since January 1, 2022, we have engaged in the following transactions in which the amount involved exceeded the lesser of $120,000 or one percent of our total assets at year-end for fiscal years 2023 and 2022, and any of our executive officers, directors, or beneficial holders of more than 5% of any class of voting securities, or any of their affiliates, had a direct or indirect material interest. We believe that all of these transactions were on terms comparable to terms that could have been obtained from unrelated third parties.

Lung Acquisition and Financing

Upon the closing of the Lung Acquisition, entities associated with Bios Partners became beneficial owners of more than 5% of our voting securities. Immediately following the closing of the Lung Acquisition, we entered into a Stock and Warrant Purchase Agreement (the “Purchase Agreement”) with a group of accredited investors (the “Investors”) led by Bio Partners, the majority stockholder of Lung prior to the closing of the Lung Acquisition, and including Nantahala Capital, as well as additional undisclosed investors, pursuant to which we issued and sold (i) an aggregate of 4,707 shares of Series X Preferred Stock, and (ii) warrants (the “Warrants”) to purchase up to an aggregate of 2,353,500 shares of Common Stock (the “Warrant Shares”) for an aggregate purchase price of approximately $18.4 million, which included the conversion of certain convertible promissory notes in the aggregate principal amount of approximately $1.6 million issued by Lung to Bios Partners prior to the closing of the Lung Acquisition at a 10% discount to the per share price of the Series X Preferred Stock (the “Financing”).

Upon the closing of the Financing, (i) Bios Clinical Opportunity Fund, LP purchased 1,136 shares of Series X Preferred Stock and a Warrant to purchase 568,000 shares of Common Stock for a purchase price of approximately $4.4 million, (ii) Bios Fund III NT, LP purchased 125 shares of Series X Preferred Stock and a Warrant to purchase 62,500 shares of Common Stock for a purchase price of approximately $0.5 million, (iii) Bios Fund III QP, LP purchased 777 shares of Series X Preferred Stock and a Warrant to purchase 388,500 shares of Common Stock for a purchase price of approximately $3.0 million, and (iv) Bios Fund III, LP purchased 119 shares of Series X Preferred Stock and a Warrant to purchase 59,500 shares of Common Stock for a purchase price of approximately $0.5 million. In addition, certain convertible promissory notes issued by Lung to Bios Clinical Opportunity Fund, LP in an amount of approximately $1.6 million were converted, at a 10% discount to the per share price of the Series X Preferred Stock, into 444 shares of Series X Preferred Stock and a Warrant to purchase 222,000 shares of Common Stock.

Lock-up Agreements

Concurrently and in connection with the Lung Acquisition, we entered into lock-up agreements with entities associated with Bios Partners, pursuant to which each entity was subject to a 180-day lockup on the sale or transfer of shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock (including without limitation, shares of Common Stock or such other securities which may be deemed to be beneficially owned by such entity in accordance with the rules and regulations of the SEC and our securities which may be issued upon exercise of an option to purchase shares of Common Stock or a warrant to purchase shares of Common Stock) that were held by such entity at the closing of the Lung Acquisition and hereafter owned by such entity, including those shares issued in the Lung Acquisition, subject to certain customary exceptions.

Registration Rights Agreement

In connection with the Financing, we entered into a Registration Rights Agreement with the Investors. Pursuant to the Registration Rights Agreement, we agreed to prepare and file a resale registration statement with the SEC within 90 calendar days following the closing of the Financing and such registration statement was declared effective on February 5, 2024. The Registration Rights Agreement also contains customary terms, including an obligation to indemnify the Investors, their officers, directors, agents, partners, members, managers, stockholders, affiliates and employees under the registration statement from certain liabilities and pay all fees and expenses (excluding any underwriting discounts and selling commissions and all legal fees and expenses of legal counsel for the Investors, except for reasonable and documented fees and expenses in an amount not to exceed $30,000 of the Investors that hold a majority in interest of the registrable securities in connection with the review of the registration statement) incident to our obligations under the Registration Rights Agreement.

Indemnification Agreements

Our restated certificate of incorporation, as amended, provides that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. In addition, we have entered into indemnification agreements with each of our officers and directors that may be broader in scope than the specific indemnification provisions contained in the Delaware General Corporation Law. See “Executive Compensation—Limitations on Liability and Indemnification” for additional information regarding these agreements.

Policies and Procedures for Related Person Transactions

The Board has adopted a written related person transaction policy to set forth policies and procedures for the review of any transaction, arrangement, or relationship in which we are a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, or 5% stockholders, or their immediate family members, each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement, or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our Chief Executive Officer. The policy calls for the proposed related person transaction to be reviewed and approved by the Audit Committee. Whenever practicable, the reporting, review, and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the committee will review and, in its discretion, may ratify the related person transaction. The policy also permits the Chair of the Audit Committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Audit Committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the committee will review and consider:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the transaction; and

•

any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Audit Committee may approve or ratify the transaction only if the committee determines that, under all of the circumstances, the transaction is in our best interests. The committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related-person transaction disclosure rule, the Board has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related-person transactions for purposes of this policy:

•

interests arising solely from the related person’s position as an executive officer of another entity, whether or not the person is also a director of such entity, that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity; (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction; (c) the amount involved in the transaction equals less than the greater of $1.0 million or 2% of the annual gross revenues of the other entity that is a party to the transaction; and (d) the amount involved in the transaction equals less than 2% of our annual gross revenues; and

•	a transaction that is specifically contemplated by provisions of our charter or bylaws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the Compensation Committee in the manner specified in its charter.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee has reviewed our audited consolidated financial statements for the fiscal year ended December 31, 2023 and discussed them with our management and our independent registered public accounting firm, Marcum, for the year ended December 31, 2023.

The Audit Committee has also received from, and discussed with, Marcum various communications that Marcum is required to provide to the Audit Committee, including the matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 16, Communications with Audit Committees (AS 16).

In addition, Marcum provided the Audit Committee with the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the Company’s independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2023.

By the Audit Committee of the Board of Directors of Aileron Therapeutics, Inc.

Alan A. Musso, Chair

Reinhard J. Ambros, Ph.D.

Josef H. von Rickenbach

OTHER MATTERS

As of the date of this Proxy Statement, we know of no matter not specifically referred to above as to which any action is expected to be taken at the Annual Meeting. The persons named as proxies will vote the proxies, insofar as they are not otherwise instructed, regarding such other matters and the transaction of such other business as may be properly brought before the Annual Meeting, as seems to them to be in the best interest of the Company and our stockholders.

Stockholder Proposals for our 2025 Annual Meeting

Stockholder Proposals Included in Proxy Statement

In order to be considered for inclusion in our proxy materials relating to our 2025 annual meeting of stockholders, stockholder proposals must be submitted in accordance with the procedures in Rule 14a-18 of the Exchange Act and received by us no later than March 11, 2025, which is 120 calendar days prior to the first anniversary of the date the Proxy Statement was released to Stockholders, unless the date of the 2025 annual meeting of stockholders is changed by more than 30 days from the anniversary of the Annual Meeting, in which case, the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials in connection with the 2025 annual meeting of stockholders. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy materials in accordance with regulations governing the solicitation of proxies.

Stockholder Proposals Not Included in Proxy Statement

In addition, our by-laws establish an advance notice procedure for nominations for election to our board of directors and other matters that stockholders wish to present for action at an annual meeting other than those to be included in our proxy statement. In general, we must receive other proposals of stockholders (including director nominations) intended to be presented at the 2025 annual meeting of stockholders but not included in the proxy statement by May 22, 2025, but not before April 22, 2025, which is not less than 90 days nor more than 120 days prior to the anniversary date of the Annual Meeting. However, if the date of the 2025 annual meeting of stockholders is more than 30 days before or more than 60 days after such anniversary date, notice must be received no earlier than the close of business 120 calendar days prior to such annual meeting and no later than the close of business on the later of 90 days prior to such annual meeting and 10 days following the day on which notice of the date of such annual meeting was mailed or public announcement of the date of such annual meeting was first made. Stockholders are advised to review our by-laws which also specify requirements as to the form and content of a stockholder’s notice.

In addition to satisfying the advance notice procedure in our by-laws relating to nominations of director candidates, including the earlier notice deadlines set out above, to comply with the SEC’s universal proxy rule, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than June 23, 2025, which is not more than 60 days prior to the anniversary date of the Annual Meeting. However, if the date of the 2025 annual meeting of stockholders is more than 30 days before or after the anniversary of the date of the Annual Meeting, then such notice must be delivered by the later of the tenth day following the day we first publicly announce the date of the 2025 annual meeting of stockholders and the date which is 60 days prior to the date of the 2025 annual meeting of stockholders.

Any proposals, notices, or information about proposed director candidates should be sent to Aileron Therapeutics, Inc., Attention: Nominating and Corporate Governance Committee, 12407 N. Mopac Expy. Suite 250 #390, Austin, Texas 78758.

Householding of Annual Meeting Materials

Some brokers and other nominee record holders may be “householding” the Proxy Materials. This means a single Notice and, if applicable, a single copy of the Proxy Materials will be delivered to multiple Stockholders sharing an address unless we receive contrary instructions. We will promptly deliver a separate copy of the Notice and, if applicable, the Proxy Materials, to you if you write to us at Aileron Therapeutics, Inc., 12407 N. Mopac Expy. Suite 250 #390, Austin, Texas 78758, Attention: Corporate Secretary, or call us at (737) 802-1989. If you would like to receive separate copies of the Proxy Materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and telephone number.

C123456789000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE SACKPACK 000000000.000000 ext 000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY)ADD 1 Your vote matters – here’s how to vote! ADD 2000001 You may vote online or by phone instead of mailing this card. ADD 3 ADD 4MMMMMMMMM ADD 5 Online ADD 6Go to www.envisionreports.com/ALRN-AM or scan the QR code — login details are located in the shaded bar below. PhoneCall toll free 1-800-652-VOTE (8683) within the USA, US territories and CanadaSave paper, time and money! Using a black ink pen, mark your votes with an X as shown in this example. Sign up for electronic delivery at Please do not write outside the designated areas. www.envisionreports.com/ALRN-AM2024 Annual Meeting Proxy Card 1234 5678 9012 345qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Q A Proposals — The Board of Directors recommends a vote FOR all the nominees listed, and FOR Proposals 2 and 3.1. To elect two Class I directors. +01 – Brian Windsor, Ph.D. 02—Alan A. MussoMark here to vote FOR all nominees Mark here to WITHHOLD vote from all nominees01 02 For All EXCEPT—To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. For Against Abstain For Against Abstain2. To approve, on a non-binding advisory basis, our named 3. To ratify the appointment of Marcum LLP as our independent executive officer compensation. registered public accounting firm for the fiscal year ending December 31, 2024.B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE ANDMR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE ANDMMMMMM 1UPX 619690 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND +040KZB

The 2024 Annual Meeting of Stockholders of Aileron Therapeutics, Inc. will be held on August 20, 2024 at 9:00 A.M. Eastern Daylight Time, virtually via the internet at meetnow. global/M55G7U9 To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/ALRN-AMqIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. qProxy—Aileron Therapeutics, Inc. + Notice of 2024 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — August 20, 2024Brian Windsor, Ph.D. and Timothy M. Cunningham, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present online, at the Annual Meeting of Stockholders of Aileron Therapeutics, Inc. to be held on August 20, 2024 or at any postponement or adjournment thereof. This Proxy, when properly executed, will be voted as directed. If no direction is given, the Proxies will have authority to vote FOR Proposal 1 “Election of Two Class I Directors”, FOR Proposal 2 “Approval of Named Executive Officer Compensation”, and FOR Proposal 3 “Ratification of Registered Public Accounting Firm for FY 2024”. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. Virtual attendance of the undersigned at the Annual Meeting or at any adjournment thereof will not be deemed to revoke this Proxy unless the undersigned revokes this Proxy in writing or attends the Annual Meeting online and votes during the meeting. Unless voting by the internet or telephone, please complete, sign and date this proxy card and return it in the enclosed postage-prepaid envelope. (Items to be voted appear on reverse side)C Non-Voting ItemsChange of Address — Please print new address below. Comments — Please print your comments below.+